UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 18, 2022

Bakkt Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia		30009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 534-5849

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure under Item 5.02 of this current report on Form 8-K is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2022, Andrew LaBenne tendered his resignation from his position as Chief Financial Officer of Bakkt Holdings, Inc. (the “Company”), to be effective as of May 23, 2022. Mr. LaBenne’s resignation did not result from any disagreement with the Company. Mr. LaBenne is departing on good terms and will serve as a consultant to the Company through June 17, 2022, through which time his existing compensation arrangements will remain in place.

In connection with Mr. LaBenne’s resignation, Mr. LaBenne’s Employment Agreement with the Company has been terminated.

On May 19, 2022, the Company appointed its Chief Accounting Officer, Karen Alexander (age 51), as interim Chief Financial Officer and interim Principal Financial Officer to be effective as of May 23, 2022. Ms. Alexander began serving as the Chief Accounting Officer of the Company in connection with the closing of its business combination with VPC Impact Acquisition Holdings in October 2021, after serving in the same position with Bakkt Holdings, LLC (the Company’s predecessor) since June 2021. Prior to joining the Company, Ms. Alexander worked at GE Capital from October 2004 to April 2021 in finance and accounting roles of increasing responsibility, most recently serving as Global Technical Controller from January 2017 to April 2021. Ms. Alexander began her career as an external auditor with Arthur Andersen LLP and Ernst & Young LLP. She holds a bachelor’s degree in accounting from Miami University (Ohio).

There are no arrangements or understandings between Ms. Alexander and any other persons in connection with Ms. Alexander’s appointment as interim Chief Financial Officer and interim Principal Financial Officer. There are also no familial relationships between Ms. Alexander and any director or executive officer of the Company and Ms. Alexander has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. The amount of additional compensation, if any, for Ms. Alexander as a result of her appointment as interim Chief Financial Officer and interim Principal Financial Officer, will be determined at a later date.

In connection with Ms. Alexander’s appointment, the Company plans to enter into its standard form of director and officer indemnification agreement with Ms. Alexander, providing for indemnification and advancement of expenses. The foregoing description of the indemnification agreement is qualified in its entirety by reference to the full text of such agreement, the form of which was filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K, filed with the SEC on October 21, 2021, and incorporated in this Item 5.02 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: May 20, 2022

BAKKT HOLDINGS, INC.

By:	/s/ Marc D’Annunzio
Name:	Marc D’Annunzio
Title:	General Counsel and Secretary